Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form S-8 of Kallo Inc. dated September 5, 2012, of our report dated April 16, 2012 on our audit of the consolidated financial statements of Kallo Inc. as of December 31, 2011 and the related statements of operations and comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the year then ended.

Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada
September 5, 2012

Chartered Accountants
Licensed Public Accountants

2300 Yonge Street, Suite 1500
Toronto, Ontario M4P 1E4
Tel: 416 785 5353
Fax: 416 785 5663